EXHIBIT 99.6

BENEFICIAL OWNER ELECTION FORM

TIB FINANCIAL CORP.

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the grant of non-transferable rights (the “Subscription Rights”) to purchase shares of common stock (“Common Stock”) of TIB Financial Corp. (the “Company”) pursuant to a subscription rights offering (the “Rights Offering”) as described further in the Company’s prospectus dated December [—], 2010 (the “Prospectus”), the receipt of which is hereby acknowledged.

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by no later than 5:00 p.m., New York City time, on January 10, 2011, the last business day prior to the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions as to Use of TIB Financial Corp. Subscription Rights Election Form.

CHECK THE APPLICABLE BOXES AND PROVIDE ALL

REQUIRED INFORMATION

Box 1.            ☐            Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2.            ☐            Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below:

	x	(1/100) = (shares/right)		x	$15.00 = (price/share)	$
(total required payment)
(no. of rights)			(no. of new shares)

Form of payment:

•	Payment in the following amount is enclosed: $

•	Please deduct payment of $ from my (our) following account maintained by you:

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form.

•	Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the shares of Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone Number:

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